UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2003

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	01-19826 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia 30701 (Address including zip code of principal executive offices) (706) 629-7721 (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure.

Mohawk Industries, Inc., completed the analysis and calculation of the incremental depreciation and amortization expense  for fiscal 2004 in connection with the Lees Carpet acquisition. Incremental depreciation expense is expected to be approximately $6,500,000. Incremental amortization expense, related to the customer relationship's intangible asset, is expected to  be approximately $3,600,000. Depreciation expense will be classified in cost of sales and amortization expense will be classified in selling, general and administrative expense.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: November 24, 2003 By: /s/ FRANK H BOYKIN
Frank H. Boykin
VP & Corporate Controller